SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-DANIEL INDUSTRIES

          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 6/15/99          110,000-           21.2500
                                 6/14/99           20,000            21.2475
                                 6/14/99           60,000            21.2375
               THE GABELLI CAPITAL ASSET FUND
                                 6/15/99           50,000-           21.2500
               THE GABELLI ABC FUND
                                 6/15/99          231,100-           21.2500
                                 6/14/99           60,000            21.2375
          GAMCO INVESTORS, INC.
                                 6/15/99          350,000-           21.2500
                                 6/15/99          330,400-           21.2500
          GABELLI ASSOCIATES LTD
                                 6/15/99           85,500-           21.2500
          GABELLI FUND, LDC
                                 6/15/99            1,500-           21.2500
          GABELLI ASSOCIATES FUND
                                 6/15/99           15,000            21.1250
                                 6/15/99          180,300-           21.2500
                                 6/11/99           15,300            21.1250












          (1) THE TRANSACTIONS OCCURRING ON 6/15/99 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE
13D.
              UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE
EFFECTED ON
              THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.